Exhibit 14

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-10546) of Westpac Banking Corporation of our report dated 30 October 2003 relating to the financial statements, which appear in this Annual Report on Form 20-F.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers

Sydney, Australia

6 November 2003